                                                                    EXHIBIT 10.4

PROGRESS
S O F T W A R E                       PROGRESS SOFTWARE CORPORATION
                                      VALUE ADDED RESELLER AGREEMENT


R&D Systems, Inc.                     August 15th, 1989
--------------------------            -------------------------------------
Value Added Reseller                  Effective Date of Agreement

7150 Campus Drive #155                United States
--------------------------            -------------------------------------
Address                               Territory

Colorado Springs, CO 80918            Mark Taube - Progress  Guy Lammle R&D
--------------------------            -------------------------------------
                                      Contact

                                      7195908940
--------------------------            -------------------------------------
City, State, Zip Code                 Telephone


Progress Software Corporation (PSC) and the Value Added Reseller (VAR) listed above agree as follows:

  1. PSC hereby grants to VAR, and VAR hereby accepts from PSC, the right to obtain PSC products on a non-exclusive basis and to market their products to Customers within the Territory set forth above (or the United States if no Territory is indicated).

          1.1 VAR or its Customers who make use of PSC products to implement or enhance products they supply shall be free to market PSC products in connection with the products they supply, in any manner and in any territory they choose and without incurring any liabilities or obligations to PSC, provided, however, that in PSC's judgment the products they supply constitute substantial value added and VAR or its customers are not attempting solely to market PSC products within such territory in violation of this Agreement.

          1.2 VAR agrees to train within 60 days of signing the Agreement and maintain a sufficient number (minimum of (1) one) of capable technical and sales personnel to carry out the obligations and responsibilities of VAR under this Agreement.

          1.3 VAR agrees to actively market PSC's then current annual maintenance plan to its Customers.

          1.4 VAR agrees to notify PSC of each Customer to which it ships PSC products (including product designation, serial number and name and address) within five working days of shipment of product to such customer.

  2. Prices and discounts attached hereto, and payment and credit terms may be changed by PSC, subject to the following conditions:

          2.1 If the change results in an increase in cost to VAR, then such change shall become effective only upon 30 days prior written notice by PSC.

          2.2 If the change results in a decrease in cost to VAR, then PSC will grant VAR credit for the difference in cost on all products purchased within 30 days prior to the effective date of the change and not yet resold by VAR on the effective date of the decrease.

          2.3 Payment shall be made to PSC by VAR within 30 days of shipment, provided VAR meets PSC's credit requirements. Otherwise payment shall be made in advance or on a C.O.D. basis. Interest shall accrue on any delinquent amounts owed by VAR for PSC products at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable usury law.

  3. Each order placed by VAR for products shall be deemed to incorporate all of the terms and conditions of this Agreement and any terms and conditions of such order which are in addition to or inconsistent with the terms of this Agreement shall be deemed stricken from such order.

      PSC shall ship products ordered by VAR as soon as practical after acceptance of VAR's order. Delivery of products shall be FOB PSC's offices, and risk of loss shall pass to VAR upon delivery to the carrier. VAR shall pay all transportation and handling charges, insurance costs and sales and use taxes.

  4. Each product shall be delivered to VAR in a package which may contain one or more system media, introductory media, manual and license agreement. VAR shall deliver each product to the Customer unopened (except for those products which require that VAR first record an application program on the system media).

  Title to PSC products (including the manual, media and program contained therein) shall remain with PSC. VAR shall not, and shall require in any contrasts with its Customers that such Customers shall not, copy or modify any products, nor remove, alter, cover or obfuscate any copyright notices or other proprietary rights notices placed or embedded by PSC on or in any part of the products. VAR shall not be responsible for any actions of its Customers made in violation of this Agreement or VAR's agreements without VAR's knowledge. VAR shall be responsible for notifying PSC of such violations as they come to VAR's attention.

  Because of the unique and proprietary nature of the products, it is understood and agreed that PSC's remedies at law for a breach by VAR of its obligations under this Section 4 will be inadequate and that PSC shall, in the event of any such breach, be entitled to equitable relief (including without limitation provisional and permanent injunctive relief and specific performance) in addition to all other remedies provided under this Agreement or available to PSC at law.

  PSC through this Agreement shall acquire no rights to any application programs developed or resold by VAR.

  PSC shall have the right to inspect and audit all the accounting, sales, and customer service books and records of VAR to ensure compliance with the terms of this Agreement. Any such audit shall be conducted only by a Certified public Accountant whose fee is paid by PSC and all audits shall be conducted during regular business hours at VAR's offices and in such a manner as not to interfere with VAR's normal business activities.

  5. OTHER THAN THE LIMITED WARRANTY, IF ANY, ACCOMPANYING THE PRODUCT, PSC MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF PSC PRODUCTS OR AS TO SERVICE TO VAR OR TO ANY OTHER PERSON. PSC RESERVES THE RIGHT TO CHANGE THE WARRANTY AND SERVICE POLICY SET FORTH IN SUCH LIMITED WARRANTY, OR OTHERWISE AT ANY TIME, WITHOUT FURTHER NOTICE AND WITHOUT LIABILITY TO VAR OR ANY OTHER PERSON.

          5.1 TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, ARE HEREBY EXCLUDED AND THE LIABILITY OF PSC, IF ANY, FOR DAMAGES RELATED TO ANY PSC PRODUCTS SHALL BE LIMITED TO THE ACTUAL AMOUNTS PAID BY VAR FOR SUCH PSC PRODUCT AND SHALL IN NO EVENT INCLUDE INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

          5.2 VAR SHALL NOT MAKE OR PASS ON TO CUSTOMER ANY WARRANTY OR REPRESENTATION ON BEHALF OF PSC OTHER THAN OR INCONSISTENT WITH THE LIMITED WARRANTY.

          5.3 VAR agrees to take all actions reasonably specified by PSC in writing from time to time in order to insure that the Limited Warranty is made in compliance with all applicable laws.

  6. VAR shall bear primary responsibility for developing applications or for assisting Customers in developing applications with PSC products, and will provide appropriate support to Customers in using PSC products and/or using applications developed with PSC products. PSC will provide support to VAR from PSC's offices by letter and telephone, and will provide support to VAR's Customers in accordance with the applicable User Support Plan (if any) set forth in the manual that accompanies each product.

  7. For purposes of this Agreement, the term "PSC Trademarks" shall mean those names and designations by which any of the products is known, and the name "Progress Software Corporation" or "PSC". VAR shall insure that none of the PSC Trademarks ( or any variation thereof) appears in any portion of VAR's name or any name under which VAR does business.

  8. This Agreement may not be assigned by either party, except in connection with a merger or sale of assets of such party which does not materially affect its business activities nor its ability to carry out its obligations under this Agreement.

  9. This Agreement shall become effective upon the Effective Date (or upon the date the Agreement is accepted by PSC if no Effective Date of Agreement is indicated) set forth above and shall continue in force for three months. Thereafter, it may be terminated upon thirty days written notice.

  Notwithstanding the foregoing, so long as any material breach of this Agreement by VAR continues after thirty days written notice by PSC, PSC may terminate this Agreement, including any orders issued by VAR, on written notice to VAR.

  So long as any material breach under this Agreement by PSC continues after thirty days written notice by VAR, VAR may terminate this Agreement on written notice to PSC.

  In addition to any material breach of this Agreement, the application or adjudication in bankruptcy of VAR, or the dissolution of VAR shall terminate this Agreement.

  In the event this Agreement is terminated for any reason, VAR shall remain responsible for safeguarding the trade secrets and proprietary rights of PSC, and for payment to PSC for all products previously supplied.

  10. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.




Agreed to:

R&D Systems, Inc.
---------------------------
Value Added Reseller

Guy M. Lammle - VP
---------------------------
By

/s/ Guy M. Lammle
---------------------------
Name (Type or Print)



VP
---------------------------
Title

8-15-89
---------------------------
Date



Accepted By:


PROGRESS SOFTWARE CORPORATION


/s/  Michael J. Crismond
---------------------------
By

Michael J. Crismond
---------------------------
Name (Type or Print)

Director, U.S. Sales
---------------------------
Title

August 21, 1989
---------------------------
Date

This is Amendment Number 1 to the VAR agreement between Progress Software Corporation and R&D Software Systems dated August 15th, 1989 (the "Agreement").


1.  Addendum A, attached hereto, is made part of the agreement.


                                      ***


3. Termination of the Agreement by VAR pursuant to Section 9 of the agreement shall in no event relieve VAR of it's obligation to pay back discounts, as set forth in Paragraph 2 of this Amendment.


4. VAR agrees that when providing PSC Products to their dealers for further distribution to end users, that VAR shall shall make best effort to contractually limit such dealers to license PSC Products only in conjunction with Progress-based applications.


5. VAR shall have the right to license reasonable copies of the PSC Application Development Environment (either PADS or PROGRESS 4GL) to a dealer without the requirement of VAR licensing an application. ("Reasonable - is typically defined to be TWO copies, but with mutual agreement this number may be increased to more appropriately reflect unique business opportunities). VAR shall make best effort to require such dealer to use the aforementioned copies to develop applications for licensing to end users and not to use the copies solely for internal usage.



                                                 1 of 2      12/31/89

6. VAR agrees that when providing PSC Product to end users or that its dealers re-market to end users, it will include the significant addition of other equipment and/or software products which VAR acquires, manufacturers or develops for incorporation into VAR's systems. Such significant addition, which will be determined solely on the basis of cost, pricing, manufacturing and other data, and must represent functional and value enhancements to PSC Products.


7. VAR and PSC mutually agree that when sales conflict in the field takes place, that they will work together to solve such issues in an expeditious manner. PSC has committed to R&D to offer pass thru commission credits on relevant sales involving each of our respective sales forces which should greatly reduce any such conflict.


PSC                                         VAR
Progress Software Corporation               R&D Systems

BY: /s/ Michael J. Crismond             BY: /s/  Guy M. Lammle
    -----------------------------           ----------------------

NAME: Michael J. Crismond               NAME: Guy M. Lammle
      ---------------------------             --------------------

TITLE:  Director, U.S. Comm Sales       TITLE: C.E.O.
        -------------------------              -------------------

DATE:  Jan 26, 1990                     DATE:  12/31/89
       --------------------------              -------------------



***




                                                 2 of 2      12/31/89

                                      ***

                                 VAR AMENDMENT


This is an Amendment to the VAR Agreement (the "Agreement") between Progress Software Corporation (PSC) and R & D Software Systems dated ____________________
                               ----------------------
Paragraph 10.1 is replaced with the following:

     "This Agreement shall become effective upon the date the Agreement is accepted by PSC and shall continue in force until December 31, 1995. Thereafter, it may be terminated upon twelve months written notice."

Additional Terms:

1. Discount Schedule (the "Discount Schedule"), attached hereto, is made part of the Agreement. As of January 1, 1996, providing VAR has not violated the terms and conditions of this agreement; and VAR and PSC have not negotiated a new agreement; then VAR shall purchase products and services from PSC at the then current standard PSC VAR discount.


                                      ***


3. Termination of the Agreement pursuant to Section 10 of the Agreement shall in no event relieve VAR of its obligation to pay back discounts, as set forth in Paragraph 2 of this Amendment.

4. VAR agrees that when providing PSC Products to their dealers for further distribution to end users, that VAR shall limit such dealers to license PSC Products only in a one-for-one ratio per machine with VAR's Progress-based applications.

Var Amendment
Page Two

5. VAR shall have the right to license reasonable copies of the PSC Application Development Environment (either PADS or PROGRESS 4GL) to a dealer without the requirement of VAR licensing an application. ("Reasonable" - is typically defined to be TWO copies, but with mutual written agreement this number may be increased to more appropriately reflect unique business opportunities). VAR shall require such dealer to use the aforementioned copies to develop enhance, and/or support VAR's applications for licensing to end users and not to use the copies solely for internal data processing requirements.

6. VAR agrees that when providing PSC Products to their dealers and customers, that dealers and customers understand that the PSC Products are to be installed only in the United States and Canada.
               ----

7. VAR and PSC mutually agree that when sales conflict in the field take place, that they will work together to solve issues in an expeditious manner.



                                      ***



Agreed To:                            Accepted By:

--------------------------------      Progress Software Corporation
R & D Systems

/S/  Roger H. Linn
--------------------------------      --------------------------------
By                                    By

Roger H. Linn
--------------------------------      --------------------------------
Name (Type or Print)                  Name (Type or Print)

Pres
--------------------------------      --------------------------------
Title                                 Title

1/19/93
--------------------------------      --------------------------------
Date                                  Date

                                      ***

         SECOND AMENDMENT TO PROGRESS SOFTWARE CORPORATION VALUE ADDED
                               RESELLER AGREEMENT

     This Second Amendment to the Progress Software Corporation Value Added Reseller Agreement is entered into as of the 1st day of March, 1996, by and between Progress Software Corporation, a Massachusetts corporation with its principal place of business at 14 Oak Park, Bedford, Massachusetts 01730 ("PSC") and R&D Systems Company, a Colorado corporation with its principal place of business at 5225 N. Academy Blvd., Suite 100, Colorado Springs, Colorado 80918 ("R&D").

     WHEREAS, PSC and R&D entered into a Progress Software Corporation Value Added Reseller Agreement effective as of August 15, 1989 (the "Agreement");

     WHEREAS, PSC and R&D entered into an amendment to the Agreement dated as of January 26, 1990 setting forth special pricing and distribution terms and conditions relating to PSC products (the "Amendment");

     WHEREAS, the parties desire to amend and modify the terms and conditions of the Agreement pertaining to the pricing, production and distribution of PSC products under the Agreement;

     WHEREAS, the parties desire that this Second Amendment completely supersede the terms and conditions of the earlier Amendment;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used but not defined in this Addendum shall have the same meanings as in the Agreement.

2.   The following terms as used herein shall have the following meanings:

     a. "R&D Trend Software Modules" shall mean the R&D Trend software application modules listed in Exhibit A to this Second Amendment. R&D may update Exhibit A from time to time to reflect new modules added to the Trend software application suite by providing PSC with written notice of such updates.

     b. "Marketing Associate" shall mean an authorized reseller of the R&D Trend Software Modules.

     c. "R&D Initial License Fee" shall mean R&D's fee for the initial license grant of R&D Trend Software Modules purchased by an R&D customer.

     d. "R&D Annual License Fee" shall mean R&D's annual fee for the initial term and renewal terms of annual releases as licensed by an R&D customer in connection with an initial license grant for an R&D Trend Module. The R&D customer is required to pay both the R&D Initial License Fee and the R&D Annual License Fee at the time of the initial license grant. The initial license grant is for an initial term; thereafter, the R&D customer must pay the R&D Annual License Fee in order to continue using the R&D Trend Software

          Module(s) (including annual releases thereto) for successive annual renewal terms.

     e. "Net Trend Sales Revenue" shall mean the R&D Initial License Fee charged by R&D for the R&D Trend Software Module license (pursuant to R&D's then-current price schedule), net of any and all discounts (subject to the limitations set forth in Section 4 below), sales tax and shipping fees. The term "Net Trend Sales Revenue" shall not include source code license fees charged by R&D or a Marketing Associate to an R&D customer; provided that such source code license fees are in addition to (and do not supersede) R&D's standard product license fee for an object code license. If R&D or a Marketing Associate charge only the source code license fee, without the standard object code product license fee (pursuant to R&D's then-current price schedule), the special royalty provisions set forth in Sections 3(c) and 3(d) shall not apply and R&D or Marketing Associate shall purchase the required PSC product licenses pursuant to PSC's then-current price list less the discount set forth in Exhibit D."

3. Notwithstanding anything to the contrary contained in the Agreement, the following terms and conditions shall apply to the distribution by R&D of the PSC products set forth in Section 3(e) hereof in connection with the R&D Trend Modules:

     a. For the period commencing on March 1, 1996 and ending on January 1, 1999, R&D shall have the right to distribute the PSC products identified in
     Section 3(e) hereof solely in connection with the deployment of the R&D Trend Software Modules in the United States and Canada subject to the terms and conditions of the Agreement and this Second Amendment.

     b. R&D will, in its sole discretion, establish and maintain a product price schedule setting forth the product fees for the R&D Trend Modules. A copy of the current price schedule is attached hereto as Exhibit B. R&D shall provide PSC with written notice of any updates to the above-mentioned price schedule.


                                      ***

                                     ***



     e. R&D shall have the right to deploy the following PSC product configuration for R&D Trend Modules customer for the fees set forth above:



     V7/V8        Enterprise server                Users equal to # of R&D Trend
                                                   Module users licensed

     V7/V8        Query/Results, Report Builder    16 users (combined)

     V7/V8        4GL Development System           1 user


     The above PSC product configuration is subject to modification upon written mutual agreement of the parties. In the event PSC renames any of the above-listed PSC products in future releases, the above PSC product configuration shall be modified to reflect equivalent substitutions available under future releases.


                                     ***

     g. The special pricing provisions set forth in Section 3(c) above shall not apply to R&D existing customers (licensees of R&D Trend Software Modules prior to the effective date of this Second Amendment). In the event any such customer requires additional PSC products or modifications to its current configurations or environments, such PSC product licenses or configuration modifications will be purchased from PSC pursuant to the then current PSC price list. AP shall receive the discount set forth in Exhibit D hereto.

     h. With respect to all licenses of the R&D Trend Software Modules which require additional PSC products or configurations different from Subsection 3(e) above, R&D shall purchase such PSC product licenses and/or configurations (and optional PSC maintenance services) from the then-current PSC price list. R&D shall receive the discounts set forth in Exhibit D on the purchase of these PSC product licenses and/or configurations. As of the effective date of this Second Amendment, all existing PSC Unlimited user licenses will remain unlimited unless PSC is notified in writing that R&D wishes otherwise.

4. The royalty payment method described herein shall not be applicable if R&D discounts the PSC products at a percentage higher than the average discount applied to all components (hardware, software, professional services, etc.) of the total sale to the R&D customer. Under such circumstances, R&D shall pay PSC the then-current list price for the PSC products and maintenance services less the discounts set forth in Exhibit D hereto.

5. The special pricing and distribution terms and conditions set forth herein apply only to the PSC product configurations described in Section 3(e), distributed by R&D or its Marketing Associates solely in conjunction with the R&D Trend Software Modules. R&D's deployment of PSC products in conjunction with any other PROGRESS-based application shall be subject to the standard terms and conditions set forth in the Agreement and PSC's then-current price list and standard AP discount schedule. R&D's purchase of PSC product licenses for internal use shall be subject to PSC's then-current price list.

6. PSC shall, at R&D's request, provide R&D master media for each of R&D's deployment operating system environments. Upon request, PSC shall provide one master media set for each additional environment or updates to the original environments at the then-current PSC media handling charges. R&D shall have the right to reproduce and distribute the PSC product configurations described in Section 3(e) for deployment to its R&D end-users in accordance with the terms and conditions of the Agreement and this Second Amendment. For each R&D end-user receiving PSC products, R&D shall, PRIOR TO SENDING ANY PSC PRODUCTS, enter into a license agreement executed by such end-user which incorporates by reference PSC's end-user license agreement (attached hereto as Exhibit E) and states that software delivered to the end-user includes PSC products subject to the terms and conditions of the attached PSC end-user license agreement. R&D shall maintain sole control over all copies of the master media and shall not release any such copies to any other party including but not limited to the R&D Marketing Associates.

7.   On a monthly basis, R&D shall provide the following reports to PSC:

     (1) R&D Trend Software Modules Deployment Report including for each copy of the R&D Trend Modules licensed to an R&D customer directly by R&D or through an R&D Marketing Associate during the report month, the customer name, location, number of users, hardware configuration, PSC serial number(s), R&D Initial License Fee, R&D Annual License Fee and information about whether the products were distributed directly by R&D or through an R&D Marketing Associate;

     (2) Annual License Fee Report including for each existing R&D customer who has paid to R&D or an R&D Marketing Associate an Annual License Fee for a renewal release term during the report month, the customer name, location, PSC serial number(s) and the R&D Annual License Fee.

     Such required reports are due by the fifteenth (15th) day of each month following the month in which the R&D Trend Software Modules licenses are deployed and/or renewal Annual License Fee revenue is collected directly by R&D or one of its authorized Marketing Associates.

     Payment in full for PSC license royalties described in Section 3(c) above and the PSC royalties from the initial R&D Annual License Fees described in
     Section 3(d) above shall be due and payable within fifteen (15) business days of the due date for the R&D Trend Software Modules Deployment Report (regardless of whether or not R&D or an R&D Marketing Associate has collected the Initial License Fees or the initial Annual License Fees from the R&D customers).

     Payment in full for PSC royalties from renewal Annual License Fees (such royalties are described in Section 3(d) above) shall be due and payable within fifteen (15) business days of the due date for the Annual License Fee Report. In the event R&D or an R&D Marketing Associate is unable to collect an Annual License Fee from an existing R&D customer for a renewal annual release term or an existing R&D customer elects not to purchase a renewal annual release term, R&D shall not be liable to PSC for payment of the PSC royalties for the Annual License Fee with respect to such customers; however, the PSC maintenance for such R&D customers will be considered to have lapsed and reinstatement will be subject to PSC's current policies concerning penalties and maintenance fees in effect at the time of reinstatement.

8. R&D agrees that when providing PSC products to R&D Marketing Associates for further distribution to R&D end-users, R&D shall require such Marketing Associates to distribute PSC products solely in conjunction with the R&D Trend Software Modules.

9. R&D shall have the right to distribute a reasonable number of PSC Application Development Environment product licenses to Marketing Associates without the requirement of licensing a PROGRESS-based application. The term "reasonable" is defined to be TWO copies, but with mutual written agreement this number may be increased to more appropriately reflect unique businss opportunities. The license fees owed to PSC for the licenses described herein shall be subject to PSC's current price list less the product discount set forth in Exhibit D. R&D shall require such Marketing Associate to use the aforementioned PSC product licenses solely to develop, enhance, and/or support R&D's applications for licensing to end-users and not use the copies for internal data processing requirements. For each of the aforementioned PSC

     Application Development Environment product licenses, R&D shall report to PSC the following information: R&D Marketing Associate name, the location, hardware configuration, PSC serial numbers and designation as a Marketing Associate internal development and support license. Such information shall be reported to PSC on a monthly basis along with the above-mentioned license fees, in accordance with the reporting schedule and payment schedule set forth in Section 7. R&D shall have the right to distribute, free of charge, a single copy of a single PSC Deployment product to each Marketing Associate; provided that Marketing Associate's use of such product shall be solely for the purpose of demonstrating the R&D Trend Software Modules and shall, under no circumstances, be used for Marketing Associate's internal data processing activities. For each of the aforementioned PSC deployment licenses, R&D shall report to PSC the following information: R&D Marketing Associate name, the location, hardware configuration, PSC serial numbers, and designation as a Marketing Associate demonstration license. Such information shall be reported to PSC on a monthly basis in accordance with the reporting schedule set forth in
     Section 7 above.

10. The special pricing terms and conditions specified above apply only to PSC products distributed by R&D or an R&D Marketing Associate for installation in the United States or Canada in accordance with the terms and conditions of the Agreement and this Second Amendment. R&D shall inform the R&D customers of the installation site restriction and require the Marketing Associates to do the same.

11. R&D and PSC mutually agree that when sales conflict in the field takes place, R&D and PSC will work together to solve issues in an expeditious manner.


                                      ***


13. Notwithstanding anything to the contrary set forth in the first paragraph of Section 9 of the Agreement, this Second Amendment shall continue in force until January 1, 1999 (unless any one or more of the reasons for termination listed in Section 9 of the Agreement occurs, i.e., uncured breach by either one of the parties, bankruptcy or involuntary dissolution of R&D). Thereafter, provided R&D has not violated the terms and conditions of the Agreement or this Second Amendment; and R&D and PSC have not negotiated a new pricing and distribution amendment, R&D shall purchase PSC products and services from PSC subject to the standard terms and conditions of the Agreement (prior to the Amendment and this Second Amendment) and the then current PSC price list and application partner discount schedule. Upon expiration or termination of this Second Amendment, R&D shall return to PSC all master media disks of the PSC products, including all copies thereof, in the possession of R&D.

14. Notwithstanding anything to the contrary set forth in Section 8 of the Agreement, the special pricing and distribution terms and conditions set forth in this Second Amendment may not be assigned by R&D without the prior written consent of PSC, which shall not be unreasonably withheld.

15. Except as modified herein, all provisions of the Agreement are hereby confirmed and in all respects this Second Amendment (including Exhibits A through D hereto) and the Agreement shall be read and construed together as if the provisions of this Second Amendment had been part of the Agreement. This Second Amendment completely supersedes the earlier Amendment. No other modifications or additions are made to the Agreement. Except as may be modified or amended by this Agreement, the terms and conditions of the Agreement shall remain in effect until termination of the Agreement. In the event of conflict between the terms and conditions of the Agreement and this Second Amendment, the terms and conditions of this Second Amendment shall govern.

IN WITNESS WHEREOF, this Second Amendment has been executed under seal for and on behalf of each of the parties hereto by their duly authorized representative as of the date first set forth above.

PROGRESS SOFTWARE CORPORATION

By:      /s/ Michael J. Crismond
         ----------------------------

Name:    Michael J. Crismond
         ----------------------------

Title:   V.P. N.A. Sales
         ----------------------------



R&D SYSTEMS COMPANY

By:      /s/ KJ Cunningham
         ----------------------------

Name:    K.J. Cunningham
         ----------------------------

Title:   Chief Administrative Officer
         ----------------------------

                                   EXHIBIT A


--------------------------------------------------------------------------------

                               R&D Trend Modules:


Foundation Modules
------------------

System Administrator
Office Interface
Accounts Receivable
Accounts Payable
General Ledger
Customer Marketing
Payroll
On-Line Operations Guide

Vertical Modules
----------------

Distribution System
Warehouse Transfer
Kit Production
Bar Code
Parcel Management
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End User Product License Agreement
CAUTION: OPENING THE MEDIA PACKAGE INDICATES YOUR UNDERSTANDING AND ACCEPTANCE OF THE FOLLOWING TERMS AND CONDITIONS. PLEASE CAREFULLY READ THESE TERMS AND CONDITIONS BEFORE OPENING THE SEALED PACKAGE. IF YOU DO NOT AGREE WITH THEM, PROMPTLY RETURN THE UNOPENED PACKAGE TO PROGRESS SOFTWARE CORPORATION OR THE DEALER FROM WHICH IT WAS ACQUIRED.
Subject to the following terms and conditions, Progress Software Corporation
(PSC) grants to you ("User") a non-exclusive license to use the enclosed software Product(s) and related manuals ("Documentation").
1. SCOPE OF LICENSE.
1.1 This license allows User to install and use the Product solely on the single computer model or on the nodes of a single network of specified computers for which the license was purchased, as set forth on the applicable license addendum, purchase order, or other documentation. If such documentation specifies a maximum number of simultaneous sessions, User agrees to limit usage in accordance with this restriction.
1.2 The Product may not be transferred, sold, assigned, or otherwise conveyed by User to another party without PCS's prior written consent. Transfer of the Product to another computer or network may only be made following payment of the then current Product Upgrade fees as specified in the applicable PSC price list.
1.3 A Product Update replaces part or all of a Product or Product Update previously licensed. Use of a Product Update terminates the license to use the Product or that part of the Product which the Product Update replaces and User shall destroy or return to PSC all copies of any prior Product or Product Update.
1.4 User may not grant sublicenses, leases, or other rights in the Product to others.
1.5 User may obtain rights to acquire Product Updates and other technical services under PSC's then current fees and terms.
1.6 This Agreement automatically terminates if User transfers possession of any copy of the Product or Product Update to another party.
2. PROGRESS SOFTWARE'S RIGHTS.
The Product and Documentation are proprietary products of PSC, or its licensor(s), and are protected by copyright law. By virtue of this Agreement, User acquires only the non-exclusive right to use the Product and does not acquire any rights of ownership in the Product or the media upon which it is embodied. PSC, or its licensor(s), shall at all times retain all rights, title and interest in the Product and the media.
3. NON-DISCLOSURE; COPIES; ALTERATIONS.
User agrees not to cause or permit the reverse engineering, disassembly, copying, or decompilation of the Product, except to reproduce machine-readable object code portions for back-up purposes and installation of new releases, under penalty of license termination but not exclusive of any other remedies. User may copy the Product for installation, back-up, or other purposes as described in the Documentation. User may not copy nor allow others to copy the Product or Product Update for any other purpose. User agrees not to remove any product identification, copyright notices, or other notices or proprietary restrictions from the Product. User may not copy nor allow others to copy any part of the manuals or other printed material provided with the Product or Product Update by any means, including data transmission or translation.
4. LIMITED WARRANTY.
PSC warrants that the materials of both the Product media and Documentation are not defective and that the software is properly recorded on the media. If either the media (such as the diskettes, cartridges, and magnetic tapes) or the Documentation is physically defective, PSC will replace it free of charge during the 90 day warranty period. User's remedy is limited to return of the media and/or Documentation to the supplier or to PSC for replacement. This Limited Warranty is in effect for claims made with 90 days from User's purchase of the Product.
PSC warrants that it has the right to license the Product(s). PSC will defend User against any claim based on an allegation that a Product infringes a U.S. patent or copyright, but only if PSC is notified promptly in writing of such claim and is given sole control of the defense thereof and all related settlement negotiations related thereto. Notwithstanding the foregoing, PSC shall not be liable to User for any claim arising from or based upon the alteration or modification of any of the Product(s). The Product has been tested and the Documentation has been reviewed. However, except as specifically stated above, PSC MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THIS PRODUCT AND DOCUMENTATION. For example, PSC does not warrant that there are no discrepancies between the Product and the Documentation, nor that errors cannot arise during the use of the Product. THIS WARRANTY GIVES THE USER SPECIFIC LEGAL RIGHTS, AND MAY ALSO IMPLY OTHER RIGHTS WHICH VARY FROM STATE TO STATE. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF IMPLIED WARRANTIES, AND DO NOT ALLOW A LIMITATION ON HOW LONG ANY IMPLIED WARRANTY LASTS, SO THE ABOVE LIMITATIONS MAY NOT APPLY. No PSC employee, supplier, or agent is authorized to make any modification or addition to this warranty.
5. LIMITATION OF LIABILITY.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LIABILITY OF PSC, IF ANY, FOR DAMAGES RELATING TO ANY PSC PRODUCTS SHALL BE LIMITED TO THE ACTUAL AMOUNTS PAID BY USER FOR SUCH PSC PRODUCT AND SHALL IN NO EVENT INCLUDE INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND. SOME STATES DO NOT ALLOW THE EXCLUSION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATIONS MAY NOT APPLY.
6. EXPORT ADMINISTRATION.
User agrees to comply fully with all relevant regulations of the United States Department of Commerce and with the United States Export Administration Act to assure that the Product and Documentation are not exported or re-exported in violation of United States law. Further, User shall not directly or indirectly export or re-export any Products, Documentation, or the direct Product thereof without first obtaining PSC's written approval.
7. U.S. GOVERNMENT RESTRICTED RIGHTS.
The Product is provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the U.S. Government is subject to restrictions as set forth in subparagraph
(c)(1)(ii) of The Rights in Technical Data and Computer Program Product clause at DFARS 252.277-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.277-19, as applicable. Contractor/manufacturer is Progress Software Corporation, 14 Oak Park, Bedford, MA 01730. Unpublished - all rights reserved under the copyright laws of the United States.
8. GENERAL.
This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, USA. User has read this Agreement, understands it, and agrees to be bound by its terms.
                Revised 9/93
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             THIRD AMENDMENT TO PROGRESS SOFTWARE CORPORATION VALUE
                            ADDED RESELLER AGREEMENT

This Third Amendment to the Progress Software Corporation Value Added Reseller Agreement is entered into as of the 2nd day of May 1996, by and between PROGRESS SOFTWARE CORPORATION, a Massachusetts corporation with its principal place of business at 14 Oak Park, Bedford, Massachusetts 01730 ("PSC") and R&D Systems Company, a Colorado corporation with its principal place of business at 5225 N. Academy Blvd., Suite 100, Colorado Springs, Colorado 80918 ("R&D").

          WHEREAS, PSC and R&D entered into a Progress Software Corporation Value Added Reseller Agreement effective as of August 15, 1989 (the "Agreement"); and

          WHEREAS, PSC and R&D entered into an amendment to the Agreement dated as of January 26, 1990 setting forth special pricing and distribution terms and conditions relating to PSC products (the "Amendment"); and

          WHEREAS, the parties entered into a Second Amendment to the Agreement dated as of March 1, 1996 which completely superseded the terms and conditions of the earlier Amendment ("Second Amendment"); and

          WHEREAS, the parties desire that this Third Amendment modify certain terms and conditions of the Second Amendment; and

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized terms used but not defined in this Addendum shall have the same meanings as in the Agreement.


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3.   This Third Amendment shall continue in force until January 1, 1999 pursuant to the terms and conditions of Section 13 of the Second Amendment.

4. Except as modified herein, all provisions of the Agreement are hereby confirmed and in all respects this Third Amendment and the Agreement shall be read and construed together as if the provisions of this Third Amendment had been part of the Agreement and the Second Amendment. No other modifications or additions are made to the Agreement. Except as may be modified or amended by this Third Amendment, the terms and conditions of the Agreement and Second Amendment shall remain in effect until termination of the Agreement. In the event of conflict between the terms and conditions of the Agreement and the Second Amendment and this Third Amendment, the terms and conditions of this Third Amendment shall govern.

IN WITNESS WHEREOF, this Third Amendment has been executed under seal for and on behalf of each of the parties hereto by their duly authorized representative as of the date first set forth above.


PROGRESS SOFTWARE CORPORATION           R&D  SYSTEMS COMPANY

By:     /s/ Michael J. Crismond         By:     /s/ KJ Cunningham
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Name:   Michael J. Crismond             Name:   K.J. Cunningham
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Title:  V.P. North America              Title:  Chief Operating Officer
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